Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tupperware Brands Corporation of our report dated February 23, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tupperware Brands Corporation’s Annual Report on Form 10-K for the year ended December 26, 2009.

PricewaterhouseCoopers LLP

Orlando, Florida

November 3, 2010